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                                                                   EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT made and entered into as of August 1, 1999, by and between IntraNet Solutions, Inc., a Minnesota corporation (hereinafter referred to as the "Company") and Robert F. Olson, residing at 6842 Lillian Lane, Eden Prairie, Minnesota 55344 (hereinafter referred to as "Executive").

                                  WITNESSETH:

     WHEREAS, the Company desires to assure itself of the services of Executive; and

     WHEREAS, Executive desires to be employed by the Company.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1. Employment. The Company agrees to employ Executive and Executive agrees to accept such employment upon the terms and conditions hereinafter set forth.

2. Duties. Executive shall serve in an executive capacity as the President and Chief Executive Officer of the Company, performing such duties and services as determined by the Company's Board of Directors of the Company (the "Board") in a manner reasonably expected of a Chief Executive Officer of the Company.

3. Terms. This Agreement shall commence on August 1, 1999 and terminate on April 1, 2000, subject, however, to prior termination as provided in
     Section 7 set forth below. Unless Executive's employment has terminated pursuant to Section 7, the term of this Agreement shall be renewed for successive one-year terms unless the Company gives written notice of termination under Section 7d below.

4. Base Salary. In consideration for Executive's services under this Agreement, the Company agrees to pay Executive an annual base salary of Two Hundred Thousand Dollars ($200,000) (the "Base Salary"). Executive will receive an annual performance review and the Base Salary may be increased at such time in the sole discretion of the Compensation Committee of the Board. The Base Salary shall be subject to any withholding required by law and shall be payable in accordance with the normal payroll practices of the Company.

5. Bonus. Executive will be eligible for an annual bonus of up to Twenty Five Thousand Dollars ($25,000) to be paid quarterly at six thousand two hundred fifty dollars ($6,250) to be calculated using a formula agreed upon by Executive and the Board. The annual bonus may be increased at any time at the discretion of the Board.

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6.   Additional Benefits and Working Facilities.

     (a) The Company shall furnish Executive with the equipment, office space, secretarial support and such other items related to his employment that Executive and the Company determine are necessary, useful, and appropriate to him for the duties required by his employment.

     (b) The Company shall provide Executive health and dental insurance, 401(k), and any other benefits included in its corporate benefit program. In addition, Executive shall have the benefit of such other employee benefit plans that the Company may, from time to time, establish and in which employee would be entitled to participate pursuant to the terms thereof. THE COMPANY SHALL HAVE THE RIGHT IN ITS SOLE DISCRETION TO CHANGE OR DISCONTINUE SUCH PLANS.

     (c) Executive shall be entitled to annual paid vacation of four weeks per year and otherwise consistent with the Company's vacation policy as in effect from time to time.

     (d)  In addition to Section 6(c) above, Executive shall be entitled to six
          (6) personal days per year. Any personal days not used within one year following accrual shall lapse.

     (e) The Company shall reimburse Executive for all reasonable expenses incurred by Executive in connection with the Company's business, upon presentation of itemized statements therefor.

     (f)  Executive shall be entitled to a reasonable automobile allowance.


7.   Events of Termination.  This Agreement may be terminated as follows:

     (a)  By mutual written agreement of the parties;

     (b)  Upon Executive's death;

     (c) Without notice, by the Company, for cause. "Cause" shall mean only a determination by the Board that Executive has: (i) committed a felony;
          (ii) committed theft or embezzlement of Company property or committed similar acts involving moral turpitude; or (iii) failed, refused or is unable to perform his duties hereunder, other than as a result of illness or disability, which failure is not cured within 30 days after written notice from the Chairman of the Board specifying the act of nonperformance or within such longer period (but no longer than 90 days in any event) as is reasonably required to cure such nonperformance. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of the Board at a meeting of the Board called and held for this specific purpose; or


     (d) At the Company's option, without cause, upon thirty (30) days written notice to Executive.

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8.   Inventions.

     (a) "Inventions" shall mean any discoveries, improvements, and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that Executive makes, authors, or conceives (either alone or with others) and that:

          (i) concern directly the Company's business or the Company's present or demonstratably anticipated future research or development;

          (ii) result from any work that Executive performs for the Company;

          (iii) use the Company's equipment, supplies, facilities, or trade secret information; or

          (iv) Executive develops during the time Executive is performing employment duties for the Company.

     (b) Executive agrees that all Inventions made by Executive during the term of this Agreement will be the Company's sole and exclusive property and that Executive will, with respect to any Invention:

          (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company's premises while Executive is employed by the Company;

          (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing
                    (and without request);

          (iii) assign (and Executive does hereby assign) to the Company all of his rights to the Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

          (iv) acknowledge and deliver promptly to the Company any written instruments and perform any other acts necessary in the Company's opinion to preserve property rights in the Invention against forfeiture, abandonment, or loss and to obtain and maintain letters patent and/or copyrights on the invention and to vest the entire right to title in the Invention in the Company.


          The requirements of this subsection 8(b) do not apply to any Invention for which no equipment or trade secret information of the Company was used, which was developed on Executive's own time and: (1) which does not relate directly to the Company's business or to the Company's actual or demonstrably anticipated research or development; or
          (2) which does not result in any way from any work Executive performed for the Company. Except as previously disclosed to the Company in writing, prior to the commencement of employment hereunder, Executive does not have and will


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          not assert any claims to or rights under any discoveries,
          improvements, ideas or works of authorship which are within the scope of the Company's business. With respect to obligations performed by Executive under this subsection 8(b) following termination of employment, the Company will pay Executive reasonable hourly compensation (consistent with the last Base Salary) and will pay or reimburse all reasonable out-of-pocket expenses.

9.   Confidential Information.

     (a) "Confidential Information" means information that is not generally known and that is proprietary. Any information that Executive reasonably should consider Confidential Information, or the Company designates as Confidential Information, will be presumed to be Confidential Information (whether Executive or others originated it and regardless of how Executive obtained it).

     (b) Except as specifically permitted by the Board or by written Company policies, Executive will never, either during or after his employment by the Company, use Confidential Information for any purpose other than the business of the Company or disclose it to any person who is not also an employee of the Company. When Executive's employment with the Company ends, Executive will promptly deliver to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in Executive's possession, regardless of who prepared them, and will promptly return any other property of the Company in Executive's possession, whether or not Confidential Information.

10. Conflicts of Interest. Executive agrees that he will not, directly or indirectly, transact business with the Company personally, or as agent, owner, partner or shareholder of any other entity; provided, however, that any such transaction may be entered into if knowingly approved by all of the disinterested members of the Board.

11. Non-Competition Agreement. During the full term hereof, and on the termination of Executive's employment for any reason, Executive shall not, for a period of one (1) year from the date of such termination:


     (a) directly or indirectly, anywhere in the United States, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with, or have any interest in, as a stockholder, direction, officer, employee, agent, advisor, consultant, partner, or otherwise: (a) any "business" which manufactures, produces, sells, markets or distributes any products or services that have been manufactured, produced, marketed, sold or distributed by the Company; or (b) any other business which is competitive with any business currently or hereafter conducted by Company; provided, however, that nothing contained herein shall prohibit Executive from owning less than 3% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market. Executive acknowledges and agrees that the provisions of this Section are both reasonable and valid in geographical and temporal scope and in all other respects. If any of the provisions of this Section are held to be unenforceable

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          because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form.

     (b) either directly or indirectly, alone or with others, solicit or assist anyone else in the solicitation of, any of the employees employed by the Company at the time of Executive's termination of employment with the Company, to terminate their employment with the Company and to become employed by any business enterprise with which Executive may then be associated, affiliated or connected.

     Executive will, prior to accepting employment, consulting or a similar arrangement with any third party, inform that party of this Agreement and provide that party with a copy of this Agreement.

     Executive acknowledges and agrees that as additional consideration for this Agreement, Company shall reduce to one year the period after termination of his employment in which the non- competition agreement shall be in force. As further consideration for this Agreement, Company agrees to pay Executive his Base Salary for one year after the termination of his employment (i) by the Company under paragraph 7d above, or (ii) by Executive for good reason. For purposes of this paragraph, "good reason" shall mean either demotion of Executive from his position, or material reduction of Executive's responsibilities, or relocation of Executive outside the Twin Cities metropolitan area.

12. No Adequate Remedy. Employee understands and acknowledges that if Executive fails to fulfill Executive's obligations under Section 8, 9, 10 or 11 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, Executive hereby consents to the specific enforcement of the provisions of those Sections by the Company through an injunction or restraining order issued by an appropriate court.

13. Additional Documents. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purpose and intent of this Agreement and to fulfill each of their obligations hereunder.

14. Waiver. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provision or of any other provision hereof.

15. Notices. All communications with respect to this Agreement shall be considered given if delivered or sent by first class certified mail, postage prepaid, return receipt requested, at the following addresses:

     If to Executive, to:            Robert F. Olson
                                     6842 Lillian Lane Eden
                                     Prairie, MN 55344

     If to the Company, to:          IntraNet Solutions, Inc.
                                     8091 Wallace Road
                                     Eden Prairie, MN 55344

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     With a copy to:                 William M. Mower
                                     Maslon Edelman Borman & Brand, LLP
                                     3300 Norwest Center
                                     90 South 7th Street
                                     Minneapolis, MN 55402-4140

     or mailed to such other address as the parties hereto may designate by notice given in like manner. Notice shall be effective upon personal delivery or three (3) calendar days after mailing.

16. Entire Agreement. This Agreement, together with all exhibits and writings required or contemplated hereby, constitutes the entire Agreement between the parties hereto with respect to the transaction contemplated hereby and no party shall be liable or bound to another in any manner by and warranties, representations, or guarantees, except as specifically set forth herein.

17. Modification, Amendments and Waivers. The parties hereto at any time may, by written Agreement: (i) extend the time for the performance of any of the obligations or other acts of the parties hereto; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any exhibit, schedule, letter, certificate, or other instrument delivered pursuant hereto; (iii) waive compliance with any of the covenants or agreements contained in this Agreement; or (iv) make any other modifications to this Agreement. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed by both parties hereto.

18. Severability. No finding or adjudication that any provision of this Agreement is invalid or unenforceable shall affect the validity or enforceability of the remaining provision herein, and this Agreement shall be construed as through such invalid or unenforceable provisions were omitted.

19.  Miscellaneous.

     (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective legal representatives, successors, and assigns of both of the parties hereto.

     (b) This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

     (c) This Agreement may be executed in counterparts, but each of these counterparts shall, for all purposes, be deemed to be an original, but both counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date set forth above.

INTRANET SOLUTIONS, INC.

By ____________________________                 ______________________________
                                                ROBERT F. OLSON

   Its ________________________















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